EXHIBIT 99.1

Accredited Solutions (f/k/a Good Hemp) Secures $5 Million Standby Equity Commitment Agreement with MacRab LLC

SANDY, UT, August 25, 2022 – Accredited Solutions, Inc, formerly Good Hemp, Inc. (OTC: GHMP), is pleased to announce that it has entered into a $5,000,000 equity financing arrangement with MacRab, LLC (“MacRab”) (“Equity Facility”) embodied in a Standby Equity Commitment Agreement (the “Investment Agreement”), as well as a related registration rights agreement (the “Registration Agreement”). The Equity Facility has a maximum term of 24 months. Under the terms of the Registration Agreement, a Registration Statement on Form S-1 will be filed with the SEC to register the common shares that may be issued in connection with this Equity Facility.

“We believe that our Equity Facility with MacRab will provide us with a stable platform that not only allows us to obtain capital needed to execute on our business opportunities but that also allows us to obtain that capital in a flexible, opportunistic manner, so as to minimize dilution to our shareholders,” said Douglas Martin, Interim CEO of Accredited Solutions. “Since I joined the company, the Board has charged us with moving away from debt financing in favor of an equity-based model, and our agreement with MacRab is certainly a nice first step in that direction.”

The Equity Facility announcement follows the Company’s previously announced marketing consulting agreement with Spire+, a leading sales and marketing agency that specializes in brand building tasked with identifying and exploiting markets for the Company’s plant-based cleaner/degreaser products, PetroXstreamTM, for industrial applications, and EnviroXstreamTM, for non-industrial applications.

A complete and detailed description of the Investment Agreement, as well as other details of the Equity Facility, are set forth in the Company's Current Report on Form 8-K filed today with the SEC. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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About Accredited Solutions, Inc.

The Company changed its name from Good Hemp, Inc. to Accredited Solutions, Inc., effective July 12, 2022.

With the recent acquisition of Petro X Solutions, Inc., the Company has shifted its business focus to fossil fuel clean-up products (PetroXstreamTM and EnviroXstreamTM) and services; technologies involved in packaging, distributing, and using electricity in all energy segments; micro-grid design that integrates alternative energy sources and construction; micro-grid control software development; energy storage systems; power system integration and distribution; and growing an internal sales organization to drive sales of products and services.

Additionally, the Company’s Diamond Creek brand of ionized 9.5pH high alkaline spring water continues to be produced from the highest quality, award-winning springs in Ohio, Pennsylvania and Tennessee, and is sold in over 1,000 retail locations and online. Visit www.diamondcreekwater.com for more information.

Safe Harbor Statement

This current press release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including, but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Accredited Solutions, Inc.

(formerly Good Hemp, Inc.)

(800) 947-9197

contact@goodhempinc.com

SOURCE: Accredited Solutions, Inc.